EXHIBIT 10.17

Facility for Trade Financing Contract

Contract No.: Shanjiankaimaoyirongzi(2007) 044

Party A: Shaanxi Tianren Organic Food Co., Ltd

Address: A-4 Tongxiege Building, No.12, Gaoxin 2nd Rd, Hi-tech Zone, Xi’an, China 710075

Legal Representative (Chief Officer): Xue Hongke

Primary Depositary Bank: Gaoxin Branch of China Construction Bank

Account No. with Party B: 61001920900052507096

Telephone: 88386230

Fax:  88386495

Post Code: 710075

Party B: China Construction Bank, [ Gaoxin Branch  ]

Address: No. 42 Gaoxin Road

Chief Officer: Zhou Cunxing

Telephone: 88321414

Fax: 88221824

Post Code: 710075

In order to promote cooperation between Party A and Party B in export-import trade financing, Party B agrees to provide Party A with a revolving facility up to a certain amount for a fixed term at the application by Party A and subject to the satisfaction of conditions required by Party B. Party A and Party B hereby enter into this Contract.

Article 1. Facility for Trade Financing

 “Facility for Trade Financing” (the “Facility”) shall mean the maximum amount of outstanding principal that Party B agrees to provide to Party A for the purpose of trade financing under certain conditions and within the Availability Period provided in Article 4. At any time within the Availability Period, Party A may apply for trade financing on a revolving basis in accordance with the terms and conditions of this Contract and without limitation on frequency and amount of each individual financing (unless this Contract provides otherwise), subject always to:

The amount of the outstanding principals provided by Party B does not exceed the Maximum Amount of the Facility; and

The aggregate of the amount of Party A’s any individual application and the amount of the outstanding principal at the time of such application does not exceed the Maximum Amount of the Facility.

For the purpose of this Contract, any service Party B agrees to provide under any individual Line specified in Article 2 shall be deemed as a form of financing.

Article 2. Categories of the Facility

The Facility shall include Item(s) [3, 5] of the following individual lines:

Line for Issuance of L/C refers to the credit line for sight Letter of Credit to be issued by Party B for the account of Party A where Party B is able to have control over the title of the underlying goods.

Line for T/R refers to the credit line under which Party B is to provide import financing to Party A upon the issuance of a trust receipt by the latter. The Line for T/R is applicable to the following forms of financing: issuance of sight L/C where Party B is unable to have control over the title of the underlying goods; issuance of usance L/C; issuance of Shipping Guarantee for Party A (Party B shall be the issuing bank of the L/C in relation to such Shipping Guarantee); and Trust Receipt Loans provided on the maturity date of the payment under L/C.

Line for Packing Loan refers to the credit line under which Party B is to provide Party A with loans for the purpose of preparing the goods under L/C  on the condition that the beneficiary under such L/C shall be Party A and the original copy of the L/C and  of the amendment thereto (if any) shall be held by Party B. The proceeds in foreign currencies under such L/C shall be applied with first priority to repay the principal and interest of the Packing Loan and relevant expenses.

Line for Short Term Financing under Export L/C refers to the credit line under which Party B is to pay the negotiated amount to the exporter with recourse and in accordance with the issuing bank’s authorization upon presentation by Party A of a full set of documents conforming the terms of the L/C, and claim thereafter reimbursement from the issuing bank for payment under the L/C by presenting such documents.

Line for Loan under Export Collection refers to the credit line under which Party B is to provide short term financing with recourse to Party A during the course of documentary collection under export L/C upon the presentation by Party A of the documents. The Line shall be applicable to D/P (Document against Payment) only, but not to D/A (Document against Acceptance).

Article 3. Amount of the Facility

Party B agrees to provide to Party A the Facility with an amount not exceeding [sixteen million] (amount in words)(the “Maximum Amount “), and among other things,

(1) Line for Issuance of L/C shall not exceed [0] (currency) zero] (amount in words).  For issuance of each L/C under this Line, Party A shall provide to Party B a margin with an amount not less than 0]% of the aggregate of the L/C amount and the over-shipment value;

(2) Line for T/R shall not exceed [0 ] (currency) [zero] (amount  in words).  For issuance of each L/C under this Line, Party A shall provide a margin with an amount not less than [  ]% of the aggregate of the L/C amount and the over-shipment value; and for each Shipping Guarantee, Party A shall provide a margin with an amount not less than [  ]% of the value of the goods under such Shipping Guarantee;

(3) Line for Packing Loan shall not exceed [sixteen million]  (amount in words) and any individual loan shall not exceed [90]% of the L/C amount;

(4) Line for Short Tern Financing under Export L/C shall not exceed [0] (currency) [zero] (amount in words);

(5) Line for Loan under Export Collection shall not exceed [sixteen                                                                                                                     million] (amount in words), and each individual loan shall not exceed [90]% of the value indicated on the draft or on the invoice.

All outstanding amounts under the Facility for Trade Financing Contract No. Shanjiankaifamaoyirongzi(2007) 044 shall be deducted from the Facility under this Contract, which can be reinstated after such outstanding amounts are repaid in full.

If any security provider has performed its obligations in accordance with the security contract, the Facility shall decrease by the amount of the principal which has been repaid by such security provider.

If Party A provides a margin when applying for financing under the Facility, the amount of such margin shall not affect the amount of the available Facility at the time of such application.

Article 4. Availability Period

The Facility under this Contract shall be available from [September 24, 2007] to [June 7, 2008] (the “Availability Period”).

Within the Availability Period the term for each individual financing under the Facility shall be determined as follows:

1) Under the Line for T/R the term of any individual financing shall not exceed [  ] days and among other things:

For sight L/C under which Party B is not able to control the title to the goods and for usance L/C:

This Line shall be deducted accordingly upon the issuance of the L/C;

For sight L/C where Party B is unable to control the title to the goods, the term of individual financing shall commence from the date of receipt of the documents;

For usance L/C, the term of individual financing shall commence from the date on which Party B agrees to make payment;

The interest on financing shall accrue from the date of payment by Party B.

For issuance of Shipping Guarantee, this Line shall be deducted and the term of individual financing shall commence upon such issuance.

For T/R Loan:

For sight L/C where Party B is able to control the title to the goods, if Party A submits an Application for T/R Loan for payment under such L/C and Party B approves such Application, the Line for Issuance of L/C shall be reinstated and the Line for T/R shall be deducted accordingly on the date of payment by Party B; the term of individual financing and the interest on such financing shall commence/accrue from such payment date;

For sight L/C where Party B is unable to control the title to the goods and for usance L/C, Party A shall submit an Application for T/R Loan before the maturity date of such L/C if it needs T/R Loan for payment under such L/C. The term of such T/R loan shall not exceed the remaining term of individual financing in respect to such L/C and the interest thereon shall accrue from the date of payment by Party B.

2) For Line for Packing Loan, the term of any individual loan shall not exceed [120] days;

3) For Line for Short Term Financing under Export L/C, the term of individual financing shall not exceed [60] days;

The Facility shall terminate automatically and the unused Facility shall become void upon the expiration of the Availability Period. Party A may apply for a new facility and enter into a new contract with Party B subject to Party B’s review of and consent to such application.

4.4 Party A’s obligation to repay its indebtedness in respect to any individual financing provided within the Availability Period shall not be affected by the expiration of Availability Period even if the maturity date for such individual financing comes after the Availability Period expires.

Article 5.                      Interests and Fees

Interest rate, calculation and payment of interests

1) Under the Packing Loan, the interest rate, calculation and payment of the interest shall be as follows.

(1) The applicable interest rate on each individual RMB loan shall be Item [1] of the following:

(i) The interest rate for loans with the same term as promulgated by the People’s Bank of China (the “PBOC”) and applicable on the date of issuance of Notice of Drawing (the “PBOC rate”).

(ii) 100% [minus/plus] % of the PBOC rate.

(2) The interest for each individual RMB loan shall be calculated and paid in accordance with Item [   ] of the following:

(i) The interest shall be calculated on a daily basis and shall be paid in full together with the repayment of the principal;

(ii)The interest shall be calculated on a daily basis and shall be paid [     ] (monthly/quarterly). The Interest Payment Date shall be the 20th day of (each month/the last month of each quarter).

Daily interest rate = monthly interest rate/30.

(3) Where the loan under this Contract is in foreign currency, the interest rate and calculation and payment of the interest shall be as follows:

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2) The interest rate for Short Term Financing under Export L/C and for Loan under Export Collection shall be calculated and paid as follows:

(1)Interest rate for individual Short Term Financing under Export L/C shall be a fixed interest rate, i.e. Item [    ] of the following:

(i)           LIBOR for [  ] period plus a margin of [   ].

(ii)           HIBOR for [  ] period plus a margin of [   ].

(iii)           [6.48] per annum.

(2) The interest rate for individual Loan under Export Collection shall be a fixed interest rate, i.e. Item [3] of the following:

(i)           LIBOR for [     ] period plus a margin of [    ].

(ii)           HIBOR for [     ] period plus a margin of [    ].

(iii)           [6.48%] per annum.

(3) The interest rate shall remain unchanged within the term of each individual financing.

(4) Calculation and payment of interest

Party A shall repay the principal and interest in full upon the maturity date of each individual financing. If the sum under relevant L/C or under export collection has been received before such maturity date, Party A shall forthwith repay to Party B such principal and interest.

3) Under the T/R Loan, the interest rate, calculation and payment of interest shall be as follows.

(1) The interest rate for each individual loan shall be the annual rate and Item [   ] of the following:

(i) Fixed interest rate, i.e. LIBOR for [   ] month(s) period plus a margin of [   ], which shall remain unchanged within each loan term.

(ii) Fixed interest rate, i.e. HIBOR for [  ] month(s) period plus a margin of [   ] , which shall remain unchanged within each loan term.

(iii) Fixed interest rate, i.e. [   ] per annum, which shall remain unchanged within each loan term.

(iv) Floating interest rate, i.e. LIBOR for [  ] month(s) period plus a margin of [   ], which shall be adjusted every [   ] months.

(v) Floating interest rate, i.e. HIBOR for [  ] month(s) period plus a margin of [   ], which shall be adjusted every [   ] months.

(2) The interest on T/R Loan shall be calculated and paid in accordance with the following provisions:

(i) For T/R Loan with a fixed interest rate, the interest shall be calculated and paid at the interest rate as agreed; for T/R Loan with a floating interest rate, the interest shall be calculated and paid at the interest rate applicable to the current floating interest period. If the floating interest period is shorter than the Interest Payment Period, the interest that has accrued in each of the floating interest periods shall be calculated first, and then be summed up and paid on the Interest Payment Date.

(ii) Under T/R Loan, the interest shall be paid in accordance with Mode [   ] of the following:

Mode 1: The interest shall be paid every (month/quarter/half year) and on the date corresponding to the Value Date; if no corresponding date exists in the month for interest payment, the last day of such month shall be the Interest Payment Date.

Mode 2: The interest shall be paid in full together with the repayment of the principal upon maturity.

4) The interest on Short Term Financing under Export L/C and on Loan under  Export Collection shall accrue from the date on which the loan proceeds are deposited into Party A’s account. The interest on the loan and on the advance payment under the Line for T/R shall accrue from the date of payment by Party B. The aforementioned date of deposit or date of payment shall be the Value Date of the financing. The interest under this Contract shall accrue on a daily basis and such daily rate shall be on a 365-day year basis if the financing is in Hong Kong dollars or English pounds or on a 360-day year basis if the financing is in currency other than Hong Kong dollars and English pounds. Each interest period shall include the first day of such period, but exclude the last day.

The term “LIBOR” shall mean the inter-bank offered rate for the same currency and the same period which is published by the British Bankers Association (BBA) and which appears on the TELERATE page or similar banking display terminals as of 11:00 a.m. (London time) two banking days prior to the occurrence of any individual financing or two banking days prior to an interest rate adjustment day.

The term “HIBOR” shall mean the inter-bank offered rate for the same currency and the same period which is published by the Hong Kong Bankers Association (HKBA) and which appears on the TELERATE page or similar banking display terminals as of 11:30 a.m. (Hong Kong time) two banking days prior to the occurrence of any individual financing or two banking days prior to an interest rate adjustment day.

Under this Contract, Party A shall pay to Party B the following fees:

(1) Management Fees which shall be calculated and paid at [  ]% of the Maximum Amount of the Facility;

(2) All expenses incurred by Party B in respect to all individual financing under this Contract;

(3) All expenses incurred by Party B in collecting sums under and/or in respect of the L/C, negotiable instruments, guarantee, mortgage, and pledge in connection with the Facility;

(4) All expenses under this Contract or in connection with the security for this Contract, including without limitation expenses for legal services, insurance, evaluation, registration, safekeeping, authentication, and notarization.

Article 6 Utilization of the Facility

6.1 Conditions Precedent for using the Facility

Subject to a waiver by Party B, Party B is not obligated to provide financing unless the following conditions are satisfied:

(1) Party A has obtained and/or completed all necessary approvals, registrations, deliveries, and other legal formalities relating to the Facility in accordance with relevant laws and regulations; and

(2) The security contracts or other security documents satisfactory to Party B have become effective and remain in full force and effect; and

(3) No event of default listed in this Contract has occurred; and

(4) If Party A shall pay Management Fees as required in this Contract, such Fees have been paid to Party B within [   ] banking days after the execution of this Contract;

(5)  All other documents required by Party B have been submitted;

(6) The Application for Drawing and other relevant documents have been examined and approved by Party B;

(7) Other conditions precedent:

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6.2 At any time during the Availability Period the aggregate of the outstanding principal of all individual financings shall not exceed the Maximum Amount of the Facility.

6.3 Subject to the limitation of amount set on each individual Line, Party A may use each individual Line repeatedly during the Availability Period without any restriction on frequency or amount of individual financing.

6.4 The indebtedness owed by Party A to Party B shall occur upon Party A’s use of any individual Line. Such indebtedness shall include without limitation all the principal, interest, overdue interest, default interest, management fees, banking charges, liquidated damages, compensations and other fees or expenses incurred by Party B in realizing its creditor’s rights (including but not limited to litigation fees, arbitration fees, property preservation fees, traveling expenses, enforcement costs, evaluation fees and auction fees.)

6.5 Party A shall use the Facility in accordance with this Contract and internal regulations of Party B in respect to trade financing, provision of credit facility, settlement and loan.

6.6 No separate contract is needed for Party A to use the Facility. Party A, however, shall submit to Party B an Application for Drawing and/or other relevant applications (including without limitation Application for Documentary Credit and Commitment Letter, Application for Shipping Guarantee, Application for T/R Loan under L/C, Application for Packing Loan, and Memorandum for Presentation of Documents under Export L/C or Export Collection) and Party B shall issue a Notice of Drawing upon its approval of such applications.

 Application for Drawing, other relevant applications and Notice of Drawing shall be deemed as attachments to and shall be integral parts of this Contract.

6.7 During the Availability Period specified in Article 4 and subject always to Party B’s approval, Party A may apply for drawing the Facility on a revolving basis within the Maximum Amount specified in Article 3. Relevant individual Lines may be reinstated accordingly under the following circumstances: (1) Party A has repaid/paid in full the principal and interest under the Line for T/R Loan, Line for Short Term Financing under Export L/C and/or Line for Packing Loan; (2) Party A has made punctual payments under import L/C; (3) the guarantee obligations of Party B have been released under the Shipping Guarantee.

Article 7. Rights and Obligations of the Parties

7.1 Party A has the right to require Party B to keep confidential relevant information and trade secrets relating to production and operation of Party A unless otherwise required by laws and regulations.

7.2 Party A may apply to Party B for utilizing the Facility at any time within the Availability Period. Party B shall grant approval if Party B, after review, affirms that the Application complies with relevant laws and regulations, this Contract and relevant internal regulations of Party B.

7.3 Party A shall provide financial statements and information relating to planning, statistics, production and operation as required by Party B and shall be responsible for the authenticity, integrity and validity of such information and documents.

7.4 Party A shall be subject to Party B’s inspection and supervision over its operation, financial activities and the use of the Facility under this Contract and shall provide assistance as required by Party B.

7.5 Whenever Party A’s credit standing degrades or other circumstances happen that, in Party B’s sole judgment, may affect Party A’s normal business operations, Party B has the right to adjust or cancel the unused Facility.

7.6 Party A shall open the settlement account in RMB or a foreign currency with Party B and have import and export settlements, trade financing and other settlements conducted through Party B.

7.7 Party A shall utilize the Facility for the purpose as agreed by the Parties.

7.8 Party A shall repay the principal and interest within the term agreed by the Parties.

7.9 Party A shall bear the exchange rate risk. If the fluctuation of exchange rate may result in the aggregate of individual financings that have been provided exceeding the Maximum Amount of the Facility, Party A shall promptly provide security satisfactory to Party B upon its receipt of notice from Party B. Party B is under no obligation to provide financing for any additional amount arising from the fluctuation of exchange rate.

7.10 Party A shall deposit into its account opened with Party B such funds as sufficient to pay the amount due to Party B before each Repayment Date specified in this Contract or in any Attachment hereto, and Party B has the right to debit the aforementioned account for such amount.  If Party A does not repay any indebtedness punctually and in full, Party B has the right to directly debit for such amount Party A’s margin account or any account opened by Party A with any branch or office of the China Construction Bank. If Party A fails to repay any amount due, Party B has the right to enforce the security or to take other measures to realize its creditor’s rights.

7.11 Party A shall not misappropriate or transfer its funds or assets to evade its indebtedness to Party B.

7.12 If Party A intends to create any security for any third party within the term of this Contract and such security may affect Party A’s ability for repayment under this Contract, Party A shall give Party B a prior written notice for Party B’s consent.

7.13 Party A shall promptly arrange for other security satisfactory to Party B where the Guarantor in respect to this Contract ceases or suspends production; its corporate registration is canceled, or business license revoked; it is bankrupt or dissolved; or it is operating at a loss or any other negative change has occurred, and such aforementioned incidents result in loss or partial loss of the Guarantor’s ability to secure the Facility, or where the mortgaged or pledged property(ies) for securing the Facility depreciate(s) or is (are) damaged or destroyed

Before the repayment of the indebtedness in full, Party A shall promptly inform Party B of any change of its business name, legal representative (chief officer), address, business purpose or registered capital and other relevant matters.

Where Party A intends to carry out activity(ies) which may have an impact on the realization of Party B’s creditor’s rights before the indebtedness hereunder is repaid in full, Party A shall give Party B a [   ] days prior written notice for its consent to such intended activity(ies) and shall further take sufficient measures to safeguard the  repayment of the indebtedness under this Contract and arrange for security in accordance with Party B’s instructions. The aforementioned activities shall include without limitation contracting, leasing, transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division, setting up a joint venture, application for suspension of production or for winding up or for bankruptcy.

7.16 Before the indebtedness hereunder is repaid in full, Party A shall promptly inform Party B in writing, take sufficient measures to safeguard the repayment of the indebtedness under this Contract and arrange for security in accordance with Party B’s instructions if there has occurred to Party A incident(s) that may have substantially negative effects on Party B’s performance of its obligations hereunder. The aforementioned incidents shall include without limitation the following: Party A ceases or suspends production; its corporate registration is canceled, or business license revoked; its legal representative or high-ranking officers are involved in illegal activities or litigation with a major impact; great difficulties arise in respect to its production or operation; or its financial standing deteriorates.

7.17 Party A shall not enter into with any third party any contract that is detrimental to the rights and interests of Party B under this Contract.

7.18 Before the repayment of all the indebtedness hereunder, Party A shall not provide security to any third party with the assets procured by using the Facility the without prior written consent of Party B.

7.19 Party A shall compensate Party B for all losses incurred by Party B in connection with the disputes arising from the underlying Contract and all losses caused by any third party.

7.20 In respect to L/C, Party A and Party B shall have the following additional rights and obligations:

(1) Party A shall submit to Party B the underlying commercial contracts and other relevant documents as required by Party B and shall be responsible for the authenticity of all such documents.

(2) All settlements in both RMB and foreign currency under the L/C opened for the account of Party A shall be conducted through Party B.

(3) Party B’s issuance of the L/C shall be subject to the International Chamber of Commerce Uniform Custom and Practice for Documentary Credits (UCP 500), and Party B shall be responsible for all liabilities arising from such issuance.

(4) Party A shall repay all indebtedness under this Contract. The “indebtedness” herein shall include but not be limited to the amount payable for the goods under the L/C, relevant charges, telecommunication expenses, disbursements, overdue interest payable by Party A for Party B’s advance payment under the L/C, liquidated damages, compensations, relevant banking expenses refused by the overseas beneficiary and the expenses incurred by Party B in realizing its creditor’s rights.

(5) Party A shall submit to Party B an Application if any amendment needs to be made to the L/C. Party A shall be responsible for all expenses relating to any amendment to the L/C (including without limitation the banking expenses refused by the overseas beneficiary).

(6) Party A shall instruct in writing Party B to make payment/give acceptance/confirm deferred payment/refuse payment within the period stated in the Advice of Inward Documents under Letter of Credit.  If Party A fails to give such written instructions within such stated period, Party B has the right to determine at its sole discretion to make payment/give acceptance/confirm deferred payment/refuse payment. Party A shall be responsible for all liabilities and consequences incurred in respect to the aforementioned activities.

(7) If there is any discrepancy between the documents and the L/C and Party A intends to instruct Party B to refuse payment/refuse acceptance/refuse to confirm deferred payment, Party A shall instruct in writing Party B as to the aforementioned refusals within the period stated in the Advice of Inward Documents under Letter of Credit. Party A shall give reasons for such refusals and provide a full list of all the discrepancies. Party A shall further return all the documents provided by Party B. Notwithstanding all of the above, Party B is entitled to determine and deal with the discrepancy at its sole discretion and to decide whether or not to make payment/give acceptance/confirm deferred payment.

(8) If the L/C is a sight L/C and Party B determines in its judgment that there is no discrepancy between the documents and the L/C, Party A shall pay to Party B all amounts and relevant expenses within 3 banking days after Party B issues the Advice of Inward Documents under Letter of Credit.

If the L/C is a usance L/C, Party A shall pay to Party B all amounts and relevant expenses before the maturity date of payment under the L/C.

(9) Party A shall compensate Party B for any loss incurred in connection with any dispute arising from the underlying commercial contract and for any loss caused by any third party.

(10) Party B shall not be responsible for any delay or loss in transmission of any message, letter or other document, nor for any delay, omission or mistake arising in the course of telecommunication.

(11) Party A shall complete in English the Application for Amendment to Documentary Credit and all expressly-required parts of the Application for Irrevocable Documentary Credit. If Party A fills in Chinese where English is required, Party B shall not be responsible for any ambiguity caused thereby.

(12) Party A shall be solely responsible for any illegibility or ambiguity in the Application for Amendment to Documentary Credit and in the Application for Irrevocable Documentary Credit.

7.21 In respect to Shipping Guarantee, Party A and Party B shall have the following additional rights and obligations:

(1) Party B has the right to require Party A to issue a trust receipt and provide other relevant documents. If the beneficiary raises any claims against Party B after issuance of the Shipping Guarantee, Party A shall deposit within three banking days after receipt of the Notice of Payment such amounts as sufficient to satisfy the claim and relevant expenses into the account designated by Party B.

(2) Party A shall not create mortgage or pledge over the goods under the Shipping Guarantee in favor of any other institution or individual without the written consent of Party B.

(3) Party A shall unconditionally make payment or accept upon receipt from Party B of the Advice of Inward Documents under Letter of Credit whether or not there is any discrepancy. If Party A fails to pay or accept within the stated period, Party B has the right to debit for the corresponding amount Party A’s account opened with any branch or office of China Construction Bank so as to make punctual payment.

(4) Party A shall take the Shipping Guarantee back from the carrier or its agent and return it to Party B within fifteen days after it receives the original bill of lading. If Party A fails to retake the Shipping Guarantee within thirty days, Party B has the right to present the bill of lading to the carrier or its agent in exchange for the return of Shipping Guarantee and all expenses so incurred shall be borne by Party A.

(5) If any legal action is instituted against Party B as a result of issuance of the Shipping Guarantee, Party A shall provide Party B upon demand with sufficient funds for defense, unconditionally assume all the liabilities and risks and compensate Party B for all the expenses and losses so incurred. The said liabilities, risks, expenses and losses shall include, without limitation, compensations, litigation fees, legal fees and traveling fees.

(6) If the ship related to the Shipping Guarantee or other ships or assets of the owner of that same ship are seized or are facing possible seizure due to the Shipping Guarantee, Party A shall be responsible for their release on bail or shall take all other necessary measures to prevent the aforementioned occurrences.  Regardless of the legality or not of such seizure, Party A shall compensate Party B for any and all losses, damage and expenses so incurred.

(7) Party A shall compensate Party B for any other losses incurred by Party B in respect to its issuance of the Shipping Guarantee.

7.22 In respect to T/R Loan, Party A and Party B shall have the following additional rights and obligations:

(1) Party A has the right to require Party B to provide T/R Loan in accordance with this Contract.

(2) Party B shall keep confidential all trade secrets of Party A.

(3) All settlements in both RMB and foreign currency under this Contract shall be conducted through its account opened with Party B.

(4) Party B acquires upon payment the title to the documents and the title to the goods under such documents (the “Goods”).

(5) Party B shall return the documents to Party A upon issuance of a Trust Receipt by the latter.

(6) As trustor under the Trust Receipt, Party B is entitled to the interests and benefits of the disposal of the trust property by Party A.

(7) As trustee under the Trust Receipt, Party A has the right to hold the documents under the L/C and the Goods. Party A may determine at its discretion to unload, store, manufacture, process or sell the Goods. The proceeds of the sale of the Goods shall be used to repay Party A’s indebtedness under the Trust Receipt Loan and any deficiency shall be repaid by Party A by drawing on other financial sources.

(8) Party A shall bear all fees and expenses incurred in connection with the Goods or disposal of the same.

(9) After the Goods have been sold, Party B has the right to collect the purchase price from the buyer and issue effective receipts without the need to give prior notice to Party A.

(10) Party A shall dispose of the Goods in accordance with any special requirements by Party B.

(11) The documents and the Goods relating to the T/R Loan shall be the trust property of Party B and independent of Party A. Such trust property shall not be subject to liquidation in the event of bankruptcy or the dissolution of Party A. The creditor’s rights derived by Party A from its management and disposal of the aforementioned documents and Goods shall not be setoff against its indebtedness arising from its own property.

(12) Before the principal, interest, fees and expenses under the Trust Receipt Loan are repaid in full, Party A shall not create any mortgage (pledge) over the documents or the Goods.

(13) Before the sale of the Goods, Party A shall deliver to Party B relevant documents in respect to the Goods or to store the same pursuant to Party B’s instructions and issue the warehouse receipt to the order of its bank.

(14) Party A shall insure the Goods at its own expenses with reputable insurers against fire and other risks in accordance with business practices for the full value of the Goods and shall hold as trustee for Party B, and deliver upon Party B’s demand the insurance policies or contracts under which Party B is designated as the beneficiary or under which the beneficiary has been changed to Party B through due endorsement. In the event of any claim in respect to the Goods under the insurance policy, Party A shall inform Party B forthwith of such claim, and shall pay to Party B all the insurance proceeds upon receipt of the same.

(15) Party B has the right to determine/examine the modes of transportation, the place(s) and method(s) for storage of the goods and types of insurance. Party A shall provide necessary cooperation including but not limited to allowing Party B’s personnel to enter the warehouses and sites which are owned, occupied or managed by Party A. Party A shall execute upon the demand of Party B all such documents as necessary to facilitate the delivery taking of the goods and claims by Party B.

(16) Party B has the right to supervise the sale of the Goods and the collection of the proceeds. Party A shall forthwith advise Party B in writing of relevant information at the request of Party B.

(17) If Party A fails to dispose of the trust property in accordance with Party B’s instructions, Party B has the right to terminate the trust, repossess the trust property and dispose of the same at its sole discretion. Party A shall return upon demand to Party B the full set of title certificates and documents in relation to the Goods and other relevant documents or the Goods in accordance with Party B’s instructions.

7.23 In respect to Packing Loan, Party A and Party B shall have the following additional rights and obligations:

(1) The L/C relating to the Packing Loan shall be either L/C under which Party B is the advising bank or L/C which is negotiable if Party B is not the advising bank. Any delivery of documents and collection of payments in connection with exports under the Packing Loan shall be made through Party B.

(2) All settlements in both RMB and foreign currencie under the Packing Loan shall be conducted through its accounts opened with Party B.

(3) The proceeds received by Party A from its export and/or short term financing under export L/C shall promptly be used to repay the principal, the interest and other expenses. In relation to the L/C for shipment in installments, each installment payment received by Party A shall promptly be used to repay the principal, interest and other expenses. When the loan is due, Party A shall repay outstanding principal, interest and other expenses in full. If the issuing bank of the L/C in respect to the Packing Loan refuses to make payment, Party B has the right to accelerate forthwith the Packing Loan. If Party A fails to deliver the documents conforming to the L/C within the validity period of the L/C, Party B has the right to forthwith accelerate the Packing Loan.

(4) The proceeds of the loan shall be used by Party A exclusively for the preparation of goods under the L/C relating to the Packing Loan and shall not be used for any other purposes.

(5) Except as otherwise agreed in writing by Party B and the security provider, Party A shall not require or accept any amendment to or revocation of the L/C.

(6) If amendments are made to the terms and conditions of the L/C within the loan term that may materially and adversely affect Party B’s rights and interests, including but not limited to any decrease of the amount under the L/C, any extension of the payment period, or revocation of the L/C, Party A shall make prepayment in accordance with the notice by Party B of accelerating the loan.

(7) Except as otherwise agreed by Party B in writing, Party A shall not transfer its rights and/or obligations under the L/C or under this Contract to any third party.

(8) Party A shall provide to Party B information relating to the use of the loan and the preparation of goods under the L/C. Party A shall dispatch the goods as required under the L/C subject to Party B’s supervision and shall submit to Party B the full set of original and clean documents under the L/C.

7.24 In respect to Short Term Financing under Export Credit, Party A and Party B shall have the following additional rights and obligations:

(1) Party A has the right to request Party B to provide such Financing.

(2) All settlements in both RMB and foreign currencies under such Financing shall be conducted through its accounts opened with Party B. (3) Party A shall submit to Party B original copies of the L/C and amendments thereto (if any) and a complete set of documents as provided for in the L/C in order for Party B to claim reimbursement against the issuing bank upon presentation of those documents. All the proceeds received by Party B from the issuing bank shall be applied directly for the repayment of the principal and interests of such Financing and other expenses. The deficiency, if any, shall be paid by Party A by drawing on other financial sources. Party B also has the right to debit for the corresponding amount any account opened by Party A with any branch or office of China Construction Bank.

If the issuing bank refuses to make payment, Party B has the right to accelerate forthwith such Financing.

(4) In case of any discrepancy between the documents and the L/C, Party B has the right to refuse to provide such financing.

(5) Party B is entitled to hold Party A liable for all unpaid principal, interest, expenses and any other losses and to debit for such amount any account opened by Party A with any branch or office of China Construction Bank, and to set off other account receivables of Party A against such amount if the overseas banks (including the issuing bank and its nominated bank) (“Overseas Banks”) refuse payment, or delay in payment, or make any deduction from payment due to the occurrence of any event that is not caused by Party B’s fault including without limitation the discrepancy between the documents and the L/C, social unrest, wars, financial crisis in the countries where the Overseas Banks are located, bankruptcy of such Overseas Banks, late delivery or loss of the documents during the course of mailing, telecommunication errors/omissions or other events of force majeure. Party B also has the right to dispose of at its sole discretion upon the occurrence of any event mentioned above the documents and the goods under this Contract and to get compensated from the proceeds of such disposal. If such proceeds are insufficient, Party B is entitled to demand Party A for payment of the deficiency.

(6) Party A has the right to prepay such Financing. The interest shall be calculated at the Interest Rate as specified in this Contract and on the basis of the actual number of days elapsed.

7.25 In respect to Loan under Export Collection, Party A and Party B shall have the following additional rights and obligations:

(1) Party A has the right to require Party B to provide the loan under the terms and conditions of this Contract.

(2) All settlements in both RMB and foreign currencies under this Contract shall be conducted through its accounts opened with Party B.

(3) Party A shall assign to Party B the rights and interests under the export credit insurance arranged by Party A. Party A shall submit to Party B a complete set of the collection documents under this Contract so that Party B can claim reimbursement against relevant obligors with those documents. All the proceeds received by Party B shall be applied directly for the repayment of the principal, interest and other expenses under this Contract and the deficiency (if any) shall be repaid by Party A.

(4) If Party B receives notice from the collecting bank stating that the payer refuses to make payment, the loan shall forthwith become due and payable.

(5) If the payer refuses to make payment, or delays in payment, or makes deduction from any payment or does so due to the occurrence of any event that is not caused by Party B’s fault, including without limitation any delay or loss of the documents during the mailing process, telecommunication omissions or other events of force majeure, Party B is entitled to hold Party A liable for all losses incurred by Party B in respect to principal and interest, expenses and any other losses. Party B has the right to debit for such amount any account opened by Party A with any branch or office of China Construction Bank, or to set off other account receivables of Party A against such amount. Party B also has the right to dispose of at its sole discretion the documents and the goods under this Contract and to get compensated from the proceeds of such disposal. Party B is further entitled to hold Party A liable for the deficiency, if any.

(6) Party A has the right to prepay the loan. The interest shall be calculated on the basis of the actual number of days elapsed and at the interest rate specified in this Contract.

Article 8. Security

8.1 The security(ies) available hereunder shall be Item [1.2] of the following:

(1)           Guarantee

(2)           Mortgage

(3)           Pledge

(4)           Deposit

(5)           Standby Letter of Credit

(6)           Credit Insurance

(7)           Other Forms of Security:                       .

8.2 Where Party A cannot pay any due amount punctually and such amount is converted into Working Capital Loan, the security(ies) mentioned above shall be available to Party B for securing the indebtedness in respect to such Working Capital Loan.  Party B has the right to request Party A to change security provider or to provide other security as the case may be.

Article 9. Liabilities for Default

Events of Default

Events of Default by Party A

Party A fails to provide true, complete and valid financial information or information relating to its production and operation or other relevant documents as required by Party B.

Party A fails to utilize the Facility for the purpose agreed by the Parties.

(III) Party A fails to punctually repay the principal and/or interest.

(IV) Party A refuses Party B’s demand for supervision and/or inspection over the utilization of the loan or hinders Party B from doing so.

(V) Party A transfers or misappropriates funds or assets in order to evade its debts.

Party A is in breach of Article 7 of this Contract.

Party A’s operational and financial conditions deteriorate and as a result it is unable to repay its debts on the due date or it is involved or likely to be immediately involved in litigation or arbitration with a major impact or other legal disputes, and any of the aforementioned incidents, in Party B’s judgment, may or has affect(ed) or impair(ed) Party B’s rights and interests hereunder.

Any other indebtedness owed by Party A has affected or may affect its ability to perform its obligations to Party B hereunder.

Party A fails to repay any other indebtedness due to China Construction Bank upon maturity.

During the term of this Contract, Party A carries out activity(ies) which may change its operational or managerial modes or equity structure and which in Party B’s sole judgment may affect or has affected the rights and interests of Party B hereunder. The aforementioned activities shall include without limitation contracting, leasing, transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division, setting up a joint venture, application for suspension of production or for winding up or for bankruptcy.

Other events which Party B believes may affect the realization of Party B’s creditor’s rights.

Party A fails to perform or comply with any of its other obligations hereunder.

Any of the following events in relation to the Guarantor for this Contract shall be deemed as an event of default by Party A unless Party A provides new security in favor of, and satisfactory to, Party B:

(I) There occur to the Guarantor such incident(s) as may affect its ability to act as a joint and several liability guarantor and such incidents shall include without limitation contracting, leasing, consolidation, merger, setting up a joint venture, division, forming an economic association with another enterprise, transformation to a stock company, bankruptcy and dissolution.

(II) The Guarantor provides beyond its capacity any security for any third party.

(III) The Guarantor loses or may lose its capability to act as a guarantor.

(IV) Other events of default by the Guarantor as provided for in the guarantee contract.

Any of the following events in relation to the Mortgager for this Contract shall be deemed as an event of default by Party A unless Party A provides new security in favor of, and satisfactory to, Party B:

(I) The Mortgager fails to effect or maintain insurance for the mortgaged property, or fails to dispose of insurance proceeds in accordance with the mortgage contract upon occurrence of any insured event.

(II) The Mortgager fails to dispose of proceeds of compensation in accordance with the mortgage contract where the mortgaged property is damaged or destroyed or its value decreases as a result of the act of any third party.

(III) The Mortgager transfers, leases, re-mortgages or disposes of by any other means the mortgaged property without Party B’s written consent.

(IV) The Mortgager fails to handle the proceeds of the disposal of the mortgaged property in accordance with the mortgage contract, although such disposal is effected with Party B’s consent.

(V) The Mortgager fails to restore the value of the mortgaged property promptly, or fails to provide other security(ies) acceptable to Party B where the mortgaged property is damaged, destroyed or decreases in value, which may affect the repayment of the indebtedness hereunder.

(VI) Other events of default by the Mortgager provided for in the mortgage contract.

Any of the following events in relation to the Pledger for this Contract shall be deemed as an event of default by Party A unless Party A provide new security in favor of, and satisfactory to, Party B:

(I) The Pledger fails to effect or maintain insurance for the pledged property, or fails to dispose of insurance proceeds in accordance with the pledge contract upon occurrence of any insured event.

(II) The Pledger fails to dispose of the proceeds of compensation in accordance with the pledge contract, where the pledged property is damaged or destroyed or its value decreases as a result of the act of any third party.

(III) The Pledger fails to handle the proceeds of disposal of the pledged property in accordance with the pledge contract, although such disposal is effected with the consent of Party B.

(IV) The Pledger fails to restore the value of the pledged property promptly, or fails to provide other security acceptable to Party B where the pledged property is damaged, destroyed or decreases in value, which may have an impact on the repayment of the indebtedness hereunder.

(V) Other events of default by the Pledger provided for in the pledge contract.

Any of the following shall constitute an Event of Default by Party A unless Party A provides new security as required by Party B: the security documents or other securities do not take effect, or are void or rescinded, or the security provider totally or partially loses its capacity to secure the indebtedness or refuses to perform its obligations.

Remedies

If any Event of Default in Items (1) to (5) above occurs, Party B is entitled to enforce its rights hereunder by taking one or more of the following measures:

Party B is entitled to adjust or cancel the Facility or any individual Line under this Contract.

Party B is entitled to accelerate forthwith the indebtedness under this Contract, and to require Party A to repay forthwith all principal, interest and fees, whether they are due or not.

(3) If Party B makes advance payment under the L/C due to Party A’s breach of this Contract, Party B is entitled to overdue interest payable by Party A at the overdue interest rate for the period commencing from the date of such advance payment. Such overdue interest rate shall be 50%.

Before the maturity date of the Packing Loan, Party A shall pay compound interest on the interest not paid punctually at the Interest Rate and in accordance with the interest payment provisions set forth in Article 5 of this Contract; where Party A defaults in repayment of the RMB Loan upon maturity, with respect to such Loan (including all or part of the Loan which is accelerated by Party B), Party A shall pay interest and compound interest at the overdue interest rate as promulgated by the People’s Bank of China and applicable at the time of such default and in accordance with the interest payment provisions set forth in this Contract for the period commencing from the date of such failure; where Party A defaults in repayment of the Loan in foreign currency upon maturity, with respect to such loan (including all or part of the loan which is accelerated by Party B), Party A shall pay interest and compound interests at the overdue interest rate and in accordance with the interest payment provisions set forth in this Contract for the period commencing from the date of such default.

Where Party A defaults in repayment of Short Term Financing under Export Credit or Loan under Export Collection upon maturity, Party A shall pay interest and compound interest at the overdue interest rate on a quarterly basis commencing from the date of such default. Such overdue interest rate shall be 50% [         ].

Before the Trust Receipt Loan matures, and where Party A defaults in payment of the due interests, Party A shall pay compound interest on such unpaid interest at the interest rate and in accordance with the interest payment provisions set forth in this Contract; where the principal and the interest shall be paid in a number of installments and Party A defaults in repayment of any indebtedness upon maturity, with respect to the indebtedness not repaid punctually, Party A shall pay interest and compound interest at the overdue interest rate and in accordance with the interest payment provisions set forth in this Contract for the period commencing from the date of such default; where the principal and the interest shall be repaid in one installment and Party A defaults in repayment of the indebtedness upon maturity, with respect to such indebtedness, Party A shall pay the interest and compound interest on a quarterly basis at the overdue interest rate for the period commencing from the date of such default. Such overdue interest rate shall be [50%].

(4) Party B is entitled to debit any account in any currency opened by Party A with any branch or office of China Construction Bank for any unpaid amount.

(5) Party B is entitled to require Party A to provide new security(ies) for all the indebtedness in respect to the Facility.

(6) Party B is entitled to enforce its security rights.

(7) Party B is entitled to terminate this Contract.

Article 10. Amendment to this Contract

Upon taking effect of this Contract, any Party intending to amend this Contract shall notify the other Party promptly and a written agreement shall be executed if the Parties so agree, unless otherwise provided in this Contract or any other agreement.

Article 11. Miscellaneous

1

2

3

4

Article 12. Dispute Resolution

Any dispute arising out of or in connection with this Contract shall be settled through friendly consultation. If no agreement is reached through such friendly consultation, such dispute shall be settled in accordance with _____ of the following:

(1) Instituting legal proceedings with the People’s Court in the location of Party B.

(2) Submitting the disputes to the [                ] for arbitration (the venue for such arbitration shall be __________), which shall be conducted in accordance with the arbitration rules in effect as of the date of submission. The arbitration award shall be final and binding on both Parties.

The Parties shall perform this Contract in accordance with the undisputed parts during the course of such legal proceedings or arbitration.

Article 13. Effectiveness

This Contract shall take effect upon the execution by the legal representative (chief officer) or authorized representative of Party A and by chief officer or authorized representative of Party B with the company chops of both Parties affixed.

Article 14. Counterparts

This Contract shall be made in [    ] counterparts.

All documents created within the Availability Period and within the Maximum Amount which underlie the debtor-creditor relationship between the Parties (including but not limited to Application for Drawing, Notice of Drawing, or other certificates and documents) shall be integral parts of this Contract.

Article 15.  Representations

Party A is fully informed and aware of the business purpose and powers of Party B.

Party A has read all the terms of this Contract and Party B has given explanation as required by Party A. Party A hereby acknowledges that it fully understands all terms of this Contract and the corresponding legal consequences thereof.

Party A has the right and power to execute this Contract.

Party A (Company Chop): Shaanxi Tianren Organic Food Co., Ltd.

Legal Representative (or Chief Officer) or Authorized Representative (Signature):  /s/ Xue Hongke

Date:

Party B (Company Chop): Gaoxin Branch of China Construction Bank
Chief Officer or Authorized Representative (Signature): /s/ Zhou Cunxing

Date: